                                                                     EXHIBIT 2.1


                                                                  EXECUTION COPY




______________________________________________________________________________



                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                              SPRINT CORPORATION,

                              MM ACQUISITION CORP.

                                      AND

                            PEOPLE'S CHOICE TV CORP.



                           DATED AS OF APRIL 12, 1999



______________________________________________________________________________

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of April 12,
                                              ---------
1999, by and among Sprint Corporation, a Kansas corporation ("Parent"), MM
                                                              ------
Acquisition Corp., a Delaware corporation ("Buyer") and wholly owned subsidiary
                                            -----
of Parent, and People's Choice TV Corp., a Delaware corporation (the "Company").
                                                                      -------

                              W I T N E S S E T H:

     WHEREAS, the parties to this Agreement desire to effect the acquisition of the Company by Buyer;

     WHEREAS, in furtherance of the foregoing, upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law of the State of Delaware (the "DGCL"), Buyer will merge with and
                                               ----
into the Company (the "Merger") in accordance with the provisions of the DGCL,
                       ------
with the Company as the surviving corporation;

     WHEREAS, as of the date hereof, Matthew Oristano, members of his family and family trusts and foundations (collectively, the "Oristano Stockholders")
                                                  ---------------------
beneficially own or have the power to vote shares of the common stock, par value $.01 per share, of the Company (including any and all rights to be attached thereto to acquire shares of preferred stock of the Company pursuant to the Rights Plan (as hereinafter defined), and any other rights associated therewith, to be adopted by the Company pursuant to Section 5.21, the "Company Common
                                                            --------------
Stock"), representing approximately 10.5% of the outstanding Company Common
Stock;

     WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent entering into this Agreement, the Oristano Stockholders have entered into a stockholder's agreement, dated as of the date hereof (the "Stockholder's Agreement"), pursuant to which, among other
                      -----------------------
things, the Oristano Stockholders have granted an option in favor of Parent with respect to the shares of Company Common Stock held by the Oristano Stockholders, subject to the terms and conditions contained therein;

     WHEREAS, the Board of Directors of the Company has unanimously determined that the Merger and this Agreement are fair to, and in the best interests of, the Company and the holders of Company Common Stock;

     WHEREAS, the Board of Directors of Parent and Buyer have each approved this Agreement and the Merger, upon the terms and subject to the conditions set forth herein;

     WHEREAS, the Board of Directors of the Company has unanimously approved this Agreement and the Merger, and the transactions contemplated hereby, which approval was based in part on the opinions of Chase Securities, Inc. and Houlihan Lokey Howard & Zukin Capital (the "Independent Advisors"), independent
                                            --------------------
financial advisors to the Board of Directors of the Company, that, as of the date of such opinions and based on the assumptions, qualifications and limitations contained therein, the consideration to be received by the Company's stockholders for their shares of Company Common Stock in the Merger is fair, from a financial point of view, to these stockholders;

     WHEREAS, the Board of Directors of the Company has unanimously resolved to recommend acceptance of the Merger to the holders of the Company Common Stock and has determined that the consideration to be paid for each share of Company Common Stock in the Merger is fair to the holders of the Company Common Stock and to recommend that the holders of the Company Common Stock approve the Merger, this Agreement and the transactions contemplated hereby.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained in this Agreement and intending to be legally bound hereby, the parties hereto agree as follows:


                                   ARTICLE I

                                   THE MERGER

     Section 1.1.  The Merger.   Upon the terms and subject to the conditions of
                   ----------
this Agreement, and in accordance with the DGCL, at the Effective Time (as hereinafter defined), Buyer shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Buyer shall cease and the Company shall continue as the surviving corporation following the Merger (the "Surviving Corporation"). The corporate existence of the Company, with all
      ---------------------
its purposes, rights, privileges, franchises, powers and objects, shall continue unaffected and unimpaired by the Merger and, as the Surviving Corporation, it shall be governed by the laws of the State of Delaware.

     Section 1.2.  Effective Time; Closing.  As promptly as practicable (and in
                   -----------------------
any event within five (5) business days) after the satisfaction or waiver of the conditions set forth in Article VI hereof, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger or certificate of ownership and merger, if applicable (the "Certificate of Merger"), with the
                                          ---------------------
Secretary of State of the State of Delaware and by making all other filings or recordings required under the DGCL in connection with the Merger, in such form as is required by, and executed in accordance with the relevant provisions of, the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such other time as the parties hereto agree shall be specified in the Certificate of Merger (the date and time the Merger becomes effective, the "Effective Time"). On the date of such filing, a closing (the "Closing") shall
---------------                                                 -------
be held at 10:00 a.m., Eastern Standard Time, at the offices of the King & Spalding, 1185 Avenue of the Americas, New York, New York 10036, or at such other time and location as the parties hereto shall otherwise agree.

     Section 1.3.  Effect of the Merger.  At the Effective Time, the effect of
                   --------------------
the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Buyer shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Buyer shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

     Section 1.4.  Conversion of Company Common Stock.  At the Effective Time,
                   ----------------------------------
by virtue of the Merger and without any action on the part of Buyer, the Company or the holders of any of the following securities:

          (a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares canceled pursuant to
Section 1.4(c) and Dissenting Shares (as defined in Section 1.5), if any) shall be canceled and, subject to Section 1.5, shall by virtue of the Merger and without any action on the part of the holder thereof be converted automatically into the right to receive an amount in cash equal to $8.00 payable, without interest, to the holder of such share of Company Common Stock, upon surrender of the certificate that formerly evidenced such share of Company Common Stock in the manner provided in Section 1.7 (the "Merger Consideration"); provided, if
                                         --------------------    --------
prior to the consummation of the Merger, Parent or any of its affiliates purchases, or enters into an option to purchase, shares of Company Common Stock at a price per share in excess of the Merger Consideration, the Merger Consideration shall be increased to the highest such price per share;

          (b) Each share of Preferred Stock (as hereinafter defined) issued and outstanding immediately prior to the Effective Time (other than shares canceled pursuant to Section 1.4(c)) shall continue to be an issued and outstanding share of Preferred Stock of the Surviving Corporation following the Effective Time;

          (c) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is owned by Parent or Buyer and each share of Company Common Stock and Preferred Stock (collectively, "Company
                                                                       -------
Stock") that is owned by the Company as treasury stock shall be canceled and
-----
retired and cease to exist and no payment or distribution shall be made with respect thereto;

          (d) At the Effective Time, all shares of the Company Common Stock converted pursuant to Section 1.4(a) shall no longer be outstanding and shall automatically be canceled and retired and cease to exist, and each holder of a certificate ("Certificate") representing any such shares of Company Common Stock
              -----------
shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with Section 1.4(a).

          (e) Each share of common stock, par value $1.00 per share, of Buyer issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $1.00 per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

     Section 1.5. Dissenting Shares.
                  -----------------

          (a) Notwithstanding anything in this Agreement to the contrary, shares of Company Stock that are issued and outstanding immediately prior to the Effective Time and which are held by holders of Company Stock (the "Company
                                                                    -------
Stockholders") who have demanded and perfected their demands for appraisal of
------------
such shares of Company Stock in the time and manner provided in Section 262 of the DGCL and, as of the Effective Time, have neither effectively withdrawn nor lost their rights to such appraisal and payment under the DGCL (the "Dissenting
                                                                     ----------
Shares") shall not be converted as described in Section 1.4(a), but shall, by
------
virtue of the Merger, be entitled to only such rights as are granted by Section 262 of the DGCL; provided, however, that if such holder shall have failed to
                 --------  -------
perfect or shall have effectively withdrawn or lost his, her or its right to appraisal and payment under the DGCL, such holder's shares of Company Stock shall thereupon be deemed to have been converted, at the Effective Time, as described in Section 1.4(a), into the right to receive the Merger Consideration set forth in such provisions, without any interest thereon.

          (b) The Company shall give Parent (i) prompt notice of any demands for appraisal pursuant to Section 262 of the DGCL received by the Company, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent or as otherwise required by applicable law, make any payment with respect to any such demands for appraisal or offer to settle or settle any such demands.

     Section 1.6.  Stock Option Plans.  The Company shall take all commercially
                   ------------------
reasonable efforts necessary to ensure that, pursuant to the Company's 1993 Key Employee Non-qualified Stock Option Plan, 1993 Founders Non-qualified Option Plan and 1993 Stock Option Plan (collectively, the "Company Stock Option
                                                    --------------------
Plans"), all outstanding options to acquire Company Common Stock (the "Company
                                                                       -------
Options") granted under the Company Stock Option Plans shall be exercisable in
-------
full immediately prior to the consummation of the Merger and all Company Options that are not exercised prior to the consummation of the Merger will terminate and expire as of the consummation date of the Merger. In addition, the Company shall, by written notice to each holder of Company Options, offer to pay such holder upon the consummation of the Merger, in exchange for the cancellation of such holder's Company Options (regardless of exercise price) upon the consummation of the Merger, an amount in cash determined by multiplying (A) the
                                                            -----------
excess, if any, of the Merger Consideration over the applicable exercise price per share of the Company Option by (B) the number of shares of Company Common
                                --
Stock such holder could have purchased had such holder exercised such Company Option in full immediately prior to the consummation of the Merger (such amount, the "Option Consideration"), and each such Company Option shall thereafter be
     --------------------
canceled.

     Section 1.7. Surrender of Shares of Company Common Stock; Stock Transfer
                  -----------------------------------------------------------
Books.
-----

          (a) Prior to the Effective Time, Parent shall designate a bank or trust company to act as agent (the "Paying Agent") for the holders of shares of
                                    ------------
Company Common Stock reasonably acceptable to the Company to receive the funds necessary to make the payments to such holders pursuant to Section 1.4 upon surrender of their Certificates. Parent will, on or prior to the Effective Time, deposit with the Paying Agent the Merger Consideration to be paid in respect of the shares of Company Common Stock (the "Fund"). The Fund shall be
                                                    ----
invested by the Paying Agent as directed by Parent. Any net profit resulting from, or interest or income produced by, such investments, shall be payable to the Surviving Corporation. Parent shall replace any monies lost through any investment made pursuant to this Section 1.7(a). The Paying Agent shall make the payments provided in Section 1.4.

          (b) Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each person who was, at the Effective Time, a holder of record of shares of Company Common Stock entitled to receive the Merger Consideration pursuant to Section 1.4 a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificates pursuant to such letter of transmittal. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each share of Company Common Stock formerly evidenced by such Certificate, and such Certificate shall then be canceled. Until so surrendered, each such Certificate shall, at and after the Effective Time, represent for all purposes, only the right to receive such Merger Consideration. No interest shall accrue or be paid to any beneficial owner of shares of Company Common Stock or any holder of any Certificate with respect to the Merger Consideration payable upon the surrender of any Certificate. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered on the stock transfer books of the Company, it shall be a condition of payment that the Certificate so surrendered shall be endorsed in blank or to the Paying Agent or otherwise be in proper form for transfer and that the person requesting such payment shall have paid all transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such taxes either have been paid or are not applicable. If any Certificate shall have been lost, stolen or destroyed, upon making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation or Parent, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation or Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration such holder is entitled to receive pursuant to Section 1.4.

          (c) At any time following the sixth (6th) month after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any portion of the Fund which had been made available to the Paying Agent and not disbursed to holders of shares of Company Common Stock (including, without limitation, all interest and other income received by the Paying Agent in respect of all amounts held in the Fund or other funds made available to it), and thereafter each such holder shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat and other similar laws), and only as general creditors thereof, with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by such holder. If any Certificates representing shares of Company Common Stock shall not have been surrendered immediately prior to such date on which the Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as hereinafter defined), any such cash, shares, dividends or distributions payable in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto. Notwithstanding the foregoing, none of the Surviving Corporation, Parent, Buyer or the Paying Agent shall be liable to any holder of a share of Company Common Stock for any Merger Consideration delivered in respect of such share of Company Common Stock to a public official pursuant to any abandoned property, escheat or other similar law.

          (d) At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company. From and after the Effective Time, except for Parent and Buyer, the holders of shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided herein or by applicable law, and all cash paid pursuant to this Article I upon the surrender or exchange of Certificates shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificate.

          (e) Parent, Buyer, the Surviving Corporation and the Paying Agent, as the case may be, shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock and Company Options such amounts that Parent, Buyer, the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), the rules and regulations promulgated
                               ----
thereunder or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent, Buyer, the Surviving Corporation or the Paying Agent, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock and Company Options in respect of which such deduction and withholding was made by Parent, Buyer, the Surviving Corporation or the Paying Agent.

                                   ARTICLE II

                           THE SURVIVING CORPORATION

     Section 2.1.  Certificate of Incorporation. The Certificate of
                   ----------------------------
Incorporation of the Company as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, until the same shall thereafter be altered, amended or repealed in accordance with applicable law or such Certificate of Incorporation.

     Section 2.2.  Bylaws. The Bylaws of the Company as in effect immediately
                   ------
prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until the same shall thereafter be altered, amended or repealed in accordance with applicable law, the Certificate of Incorporation of the Surviving Corporation or such Bylaws.

     Section 2.3.  Directors and Officers.  From and after the Effective Time,
                   ----------------------
until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of Buyer at the Effective Time shall be the directors of the Surviving Corporation, and (ii) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation.


                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to each of the other parties hereto as follows:

     Section 3.1.  Organization and Standing.  Each of the Company and each
                   -------------------------
subsidiary of the Company (a "Subsidiary") (i) is a corporation duly organized,
                              ----------
validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has full corporate power and authority and all necessary government approvals to own, lease and operate its properties and assets and to conduct its business as presently conducted and (iii) is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary except where failure to be so qualified or licensed would not, individually or in the aggregate, have a Company Material Adverse Effect (as hereinafter defined). The Company has furnished or made available to Parent true and complete copies of its certificate of incorporation (including any certificates of designations attached thereto, the "Company Certificate of Incorporation")
                                       ------------------------------------
and bylaws (the "Company Bylaws") and the certificate of incorporation and
                 --------------
bylaws (or equivalent organizational documents) of each Subsidiary, each as amended to date. Such certificate of incorporation, bylaws or equivalent organizational documents are in full force and effect, and neither the Company nor any Subsidiary is in violation of any provision of its certificate of incorporation, bylaws or equivalent organizational documents.

     Section 3.2.  Capitalization.  The authorized capital stock of the Company
                   --------------
consists of 75,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, $.0l par value per share (the "Preferred Stock"). As of the
                                                ---------------
date hereof, (i) 12,923,817 shares of Company Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable and free of preemptive rights, (ii) no shares of Company Common Stock are held in the treasury of the Company, (iii) 2,392,975 Company Options are outstanding pursuant to the Company Stock Option Plans (including certain additional non-plan options), each such option entitling the holder thereof to purchase one share of Company Common Stock, and 2,392,975 shares of Company Common Stock are authorized and reserved for future issuance pursuant to the exercise of such Company Options, (iv) 746,104 shares of Preferred Stock are issued and outstanding designated as Convertible Cumulative Pay-in-Kind Preferred Stock (the "Convertible Preferred Stock"), liquidation preference of $100 per share,
      ---------------------------
and (v) 629,321 shares of Company Common Stock are reserved for future issuance pursuant to the exercise of outstanding Company Warrants. The Company will authorize and reserve 75,000 shares of Series A Junior Participating Preferred Stock for future issuance pursuant to the Rights Plan. The Company Disclosure Letter delivered by the Company to the other parties hereto concurrently with the execution of this Agreement (the "Company Disclosure Letter") sets forth a
                                      -------------------------
true and complete list of the outstanding Company Options with the exercise price. Except as set forth above or in the Company Disclosure Letter, there are no options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by the Company relating to the issued or unissued capital stock of the Company or any Subsidiary or obligating the Company or any Subsidiary to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, the Company or any Subsidiary. All shares of Company Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in the Company Disclosure Letter, there are no outstanding contractual obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Stock or any capital stock of any Subsidiary or to pay any dividend or make any other distribution in respect thereof or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any person. Except as set forth in the Company Disclosure Letter, the Company owns beneficially and of record all of the issued and outstanding capital stock of each Subsidiary and does not own an equity interest in any other corporation, partnership or entity, other than in the Subsidiaries. Each outstanding share of capital stock of each Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by the Company or another Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or such other Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever.

     Section 3.3.  Authority for Agreement.
                   -----------------------

          (a) The Company has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to obtaining necessary stockholder approval, to consummate the Merger and the other transactions contemplated by this Agreement. The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement, have been duly authorized by all necessary corporate action (including, without limitation, the unanimous approval of the Board of Directors of the Company) and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement (other than, with respect to the Merger, the approval and adoption of this Agreement by the affirmative vote of a majority of the voting power of the then outstanding shares of Company Common Stock and Convertible Preferred Stock voting as a single class and the approval by two-thirds of the holders of the outstanding shares of Convertible Preferred Stock voting as a separate class and the filing and recordation of appropriate merger documents as required by the
DGCL). This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Buyer, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The affirmative vote of holders of the outstanding shares of Company Stock and Convertible Preferred Stock voting as a single class entitled to vote at a duly called and held meeting of stockholders and the affirmative vote of two-thirds of the holders of the outstanding shares of the Convertible Preferred Stock are the only votes of the Company Stockholders necessary to approve this Agreement, the Merger and the other transactions contemplated by this Agreement.

          (b) At a meeting duly called and held on April 11, 1999, the Board of Directors of the Company unanimously (i) determined that this Agreement and the other transactions contemplated hereby, including the Merger, are fair to and in the best interests of the Company and the holders of the Company Common Stock, (ii) approved, authorized and adopted this Agreement, the Merger and the other transactions contemplated hereby, and (iii) resolved to recommend approval and adoption of this Agreement and the Merger by the holders of the Company Common Stock.

          (c) The Independent Advisors have delivered to the Board of Directors of the Company their written opinions, dated as of the date of this Agreement, that, as of such date and based on the assumptions, qualifications and limitations contained therein, the consideration to be received by the holders of Company Common Stock in the Merger is fair, from a financial point of view, to such holders. Copies of such opinions are included in the Company Disclosure Letter.

     Section 3.4.  No Conflict.  The execution and delivery of this Agreement by
                   -----------
the Company do not, and the performance of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated by this Agreement will not, (i) conflict with or violate the Company Certificate of Incorporation or Company Bylaws or equivalent organizational documents of any of its Subsidiaries, (ii) subject to Section 3.5, conflict with or violate any United States federal, state or local or any foreign statute, law, rule, regulation, ordinance, code, order, judgment, decree or any other requirement or rule of law (a "Law") applicable to the Company or any of its Subsidiaries or by
                ---
which any property or asset of the Company or any of its Subsidiaries is bound or affected, or (iii) except as set forth in the Company Disclosure Letter, result in a breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, give to others any right of termination, amendment, acceleration or cancellation of, result in triggering any payment or other obligations, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any property or asset of any of them is bound or affected, except in the case of clauses (ii) and (iii) above for any such conflicts, violations, breaches, defaults or other occurrences which could not, individually or in the aggregate, have a Company Material Adverse Effect. "Company Material Adverse Effect" shall mean, with respect to the Company, any--------------------------------change, event or effect shall have occurred or been threatened that, when taken together with all other adverse changes, events or effects that have occurred or been threatened, is or is reasonably likely to (i) be materially adverse to the business, operations, properties, condition (financial or otherwise), assets, liabilities (including, without limitation, contingent liabilities) of the Company and its Subsidiaries taken as a whole or (ii) prevent or materially delay the performance by the Company of any of its obligations under this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement.

     Section 3.5.  Required Filings and Consents.  The execution and delivery of
                   -----------------------------
this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any United States federal, state or local or any foreign government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), except (i) for applicable requirements, if any, of the
--------------------
Securities and Exchange Act of 1934, as amended (the "Exchange Act"), state
                                                      ------------
securities or "blue sky" laws ("Blue Sky Laws") and filing and recordation of
                                -------------
appropriate merger documents as required by the DGCL, (ii) for those required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR
                                                                           ---
Act"), (iii) for those required by the Federal Communications Commission or any
---
successor entity (the "FCC") under the Communications Act of 1934, as amended,
                       ---
and the rules, regulations and policies of the FCC promulgated thereunder (collectively, the "Communications Act"), including those required in connection
                    ------------------
with the transfer of control of the Company and the assignment of the FCC Licenses held by the Alda Companies (as hereinafter defined) (the "FCC
                                                                   ---
Filings"), (iv) for filings contemplated by Section 3.15 hereof, and (v) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, could not, individually or in the aggregate, have a Company Material Adverse Effect.

     Section 3.6.  Compliance.  Subject to Section 3.7 and except as disclosed
                   ----------
in the Company Disclosure Letter, each of the Company and its Subsidiaries (i) has been operated at all times in compliance with all Laws applicable to the Company or any of its Subsidiaries or by which any property, business or asset of the Company or any of its Subsidiaries is bound or affected and (ii) is not in default or violation of any notes, bonds, mortgages, indentures, contracts, agreements, leases, licenses, permits, franchises, or other instruments or obligations to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any property or asset of the Company or any of its Subsidiaries is bound or affected, except in either case for any such failures to comply, conflicts, defaults or violations that could not, individually or in the aggregate, have a Company Material Adverse Effect.

     Section 3.7. Licenses and Permits.
                  --------------------

          (a) The Company Disclosure Letter sets forth all of the FCC licenses, permits, applications, and authorizations for MDS (as hereinafter defined), ITFS (as hereinafter defined), I Channels and other FCC licensed facilities (collectively, the "FCC Licenses") either held by the Company, or a Subsidiary
                    ------------
or affiliate thereof, or that are subject to an agreement pursuant to which the use of the transmission capacity associated therewith is leased by the Company, a Subsidiary or an affiliate thereof (the "Channel Leases"). The Company
                                           --------------
Disclosure Letter correctly sets forth the identity of the holder and lessor and lessee (if applicable) of the transmission capacity of such FCC Licenses and the termination date of such FCC Licenses. Each FCC License was duly and validly issued and assigned to the holder thereof by the FCC pursuant to procedures which comply with all requirements of applicable Law, including the requirements of any international agreements implemented by the FCC related to channel use or frequency coordination, and there has been no occurrence of any event or the existence of any circumstances which may lead to the forfeiture, revocation, suspension, impairment, adverse modification or non-renewal of any FCC License. Each FCC License has been duly authorized and is in full force and effect and the holders of the FCC Licenses and the Company (and its Subsidiaries and affiliates, as applicable) are in substantial and material compliance therewith and with the FCC rules and policies and there is no known conflict with the valid rights of others which could have a material adverse effect on the value and use of the FCC Licenses or the transmission capacity associated therewith. No event has occurred which permits, or after notice or lapse of time or both would permit, the forfeiture, revocation, impairment, adverse modification or non-renewal of any FCC License, or the imposition of a monetary fine or forfeiture. Except as set forth in the Company Disclosure Letter, there are no agreements, arrangements or understandings relating to the assignment, transfer, conveyance or pledge of any FCC License, in whole or in part, or any interest therein for the markets of Chicago, Detroit, Houston, Indianapolis, Milwaukee, Phoenix, Saint Louis, Salt Lake City and Tucson (the "Major Markets").
                                                      -------------

          (b) The Company and each of the holders of the FCC Licenses has duly filed in a timely manner all filings and reports relating to the FCC Licenses and the Channel Leases required to be filed by the holders of the FCC Licenses, or the Company, as the case may be, under the Communications Act, other applicable Laws and FCC rules and are in compliance with other applicable Laws and the Communications Act, including, without limitation, the rules and regulations of the FCC relating to the operation and use of the FCC Licenses, and, to the knowledge of the Company, each filing and report filed with respect to the FCC Licenses is true, correct and complete in all respects and there have been no changes in the ownership of the FCC Licenses since the filing of the most recent ownership report.

          (c) The Company Disclosure Letter correctly sets forth all of the Channel Leases pursuant to which the Company may use the transmission capacity of the FCC Licenses corresponding thereto. Each of the Channel Leases was duly and validly entered into by the parties thereto pursuant to procedures which comply with all requirements of applicable Law, including the requirements of the FCC, and no event has occurred or circumstances exist which may lead to the revocation, suspension, termination, breach, default, adverse modification or non-renewal of any Channel Lease or material provision thereof, or cause any Channel Lease, or any material provision thereof, not to comply with the requirements of the FCC. The Company Disclosure Letter sets forth, on a market by market basis, for the Major Markets, (i) the aggregate amount of transmission capacity (including the number of 6 MHZ channels) available to the Company in each of the Major Markets pursuant to the FCC Licenses and the Channel Leases (the "Aggregate Capacity")
                                                          ------------------
and (ii) the amount of Aggregate Capacity, in analogue mode, that is reserved for the holder of the FCC Licenses pursuant to the Channel Leases for uses other the commercial uses associated with the Company's business, without regard to the recapture requirements under the Channel Leases. Buyer upon the closing of the transactions contemplated by this Agreement, will have the sole right to use the transmission capacity of the FCC License under each of the Channel Leases (other than the transmission capacity expressly reserved by such Channel Lease for the holder of an FCC License). Each Channel Lease is in full force and effect and the parties thereto are in compliance with the terms thereof with no known conflicts with the valid rights of others. No third party has any rights to assert any interests in any of the Channel Leases or the rights and benefits granted to the Company pursuant thereto (other than the rights of the federal government and the rights of the holder of an FCC License which is the subject of a Channel Lease). No event has occurred which permits, or after notice or lapse of time or both would permit the revocation, suspension, termination, breach, default, adverse modification or non-renewal of any Channel Lease by the lessor. There are no existing or alleged material defaults by the lessors or the Company under any of the Channel Leases, including any defaults relating to the payment obligations thereunder. The consummation of the transactions contemplated by this Agreement will not result in the breach or violation of any of the terms, conditions, or provisions of any of the Channel Leases.

          (d) Except as set forth in the company Disclosure Letter, neither the Company, any Subsidiary or affiliate of the Company, nor any lessor under any Channel Lease has agreed to accept any interference from any third party or to take any action to protect any third party's reception from interference that would have a Company Material Adverse effect on the current operations of the Company. The Company Disclosure Letter sets forth all interference agreements with respect to the FCC Licenses to which the Company or any of its Subsidiaries or affiliates is a party or any of the parties to the Channel Leases.

          (e) Except as set forth in the Company Disclosure Letter, (i) each Colocation Application (as hereinafter defined) and Other Application (as hereinafter defined) complies with the FCC rules (including the interference protection requirements), has been accepted for filing by the FCC, and cut-off from competing and conflicting applications; (ii) the deadline for filing timely petitions to deny each Colocation Application and each Other Application has lapsed; (iii) there are no threatened or pending petitions to deny, informal objections, competing or conflicting applications, outstanding no-objection letters, comments, petitions for reconsideration, petitions for review or waiver requests relating to such Colocation Applications and Other Applications; and
(iv)
a protected service area for the FCC License has been granted or requested. For purposes hereof, (i) a "Colocation Application" shall mean any Major Market
                        ----------------------
application filed with, or granted by, the FCC to authorize the operation of the facilities associated with each FCC License at a common transmitter site with other ITFS and Multichannel Multipoint Distribution Service and Multipoint Distribution Service stations (collectively, "MDS") pursuant to common technical
                                              ---
parameters of the FCC License and (ii) "Other Application" shall mean any other
                                        -----------------
Major Market applications, in addition to Colocation Applications, filed with or granted by the FCC to authorize the provision of digital services and/or two-way services on the facilities associated with each FCC License.

          (f) There is no outstanding adverse judgment, injunction, decree or order that has been issued by the FCC against the Company, or a Subsidiary or affiliate thereof or the holder of an FCC License, or any action, proceeding or investigation pending before or threatened by the FCC or a third party specifically, including, but not limited to, any pending or threatened proceeding that would have the effect of revoking or restricting or impairing one or more of the FCC Licenses or the operations of the Company or a Subsidiary or affiliate thereof.

          (g) Except as set forth in the Company Disclosure Letter, all regulatory fees and expenses due and payable associated with the FCC Licenses have been paid to the FCC, including all fees and costs associated with the FCC Licenses held by the Company to provide LMDS or MDS service in basic trading areas, as defined by Rand McNally (the "BTA Authorizations"). The Company
                                        ------------------
Disclosure Letter discloses any discounts or bidding credits that the Company received from the FCC in conjunction with the licensing of the BTA Authorizations.

     Section 3.8. SEC Filings, Financial Statements.
                  ---------------------------------

          (a) The Company has filed all forms, reports, statements and documents required to be filed with the Securities and Exchange Commission (the "SEC") since January 1, 1997 (collectively, the "SEC Reports"), each of which
 ---                                             -----------
has complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and
                                         --------------
regulations promulgated thereunder, or the Exchange Act, and the rules and regulations promulgated thereunder, each as in effect on the date so filed.
None of the SEC Reports (including, but not limited to, any financial statements or schedules included or incorporated by reference therein) contained when filed any untrue statement of a material fact or omitted or omits to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) Each of the audited consolidated balance sheets of the Company as of December 31, 1998 and December 31, 1997 and the related consolidated statements of operations, shareholders' equity/(deficit) and cash flows for the three fiscal years in the period ended December 31, 1998 included in its Annual Report on Form 10-K for the fiscal year ended December 31, 1998, in each case, including any related notes thereto, as filed with the SEC (collectively, the "Company Financial Statements"), has been prepared in accordance with generally
-----------------------------
accepted accounting principles ("GAAP") applied on a consistent basis throughout
                                 ----
the periods involved (except as may
be indicated in the notes thereto) and fairly presents in all material respects the consolidated financial position of the Company and its Subsidiaries at the respective date thereof and the consolidated results of its operations and changes in cash flows for the periods indicated.

          (c) Except as disclosed in the Company Disclosure Letter, there are no liabilities of the Company or any of its Subsidiaries of any kind whatsoever, whether or not accrued and whether or not contingent or absolute, that are material to the Company and its Subsidiaries, taken as a whole, other than (i) liabilities disclosed or provided for in the consolidated balance sheet of the Company and its Subsidiaries at December 31, 1998, including the notes thereto,
(ii) liabilities disclosed in the SEC Reports, (iii) liabilities incurred on behalf of the Company in connection with this Agreement and the contemplated Merger, and (iv) liabilities incurred in the ordinary course of business consistent with past practice since December 31, 1998, none of which are, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

          (d) The Company has heretofore furnished or made available to Parent a complete and correct copy of any amendments or modifications which have not yet been filed with the SEC to agreements, documents or other instruments which previously had been filed by the Company with the SEC as exhibits to the SEC Reports pursuant to the Securities Act and the rules and regulations promulgated thereunder or the Exchange Act and the rules and regulations promulgated thereunder.

     Section 3.9.  Absence of Certain Changes or Events.  Except as contemplated
                   ------------------------------------
by this Agreement or as disclosed in the Company Disclosure Letter or the SEC Reports filed prior to the date hereof, since December 31, 1998, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course and consistent with prior practice and there has not been (i) any event or occurrence of any condition that has had or would reasonably be expected to have a Company Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or any other distribution with respect to any of the capital stock of the Company or any Subsidiary, (iii) any material change in accounting methods, principles or practices employed by the Company, or (iv) any action of the type described in Sections 5.1(b) (other than Section 5.1(b)(v) and (vi)) or 5.1(c) which had such action been taken after the date of this Agreement would be in violation of any such Section.

     Section 3.10.  Taxes.  Except as set forth in the Company Disclosure
                    -----
Letter, the Company and each of its Subsidiaries have timely filed all material Tax Returns required to be filed by any of them. All such Tax Returns are true, correct and complete in all material respects. All Taxes of the Company and its Subsidiaries which are (i) shown as due on such Tax Returns, (ii) otherwise due and payable or (iii) claimed or asserted by any taxing authority to be due, have been paid, except for those Taxes being contested in good faith and for which adequate reserves have been established in the financial statements included in the SEC Reports in accordance with GAAP. There are no liens for any Taxes upon the assets of the Company or any of its Subsidiaries, other than statutory liens for Taxes not yet due and payable and liens for real estate Taxes contested in good faith. The Company does not know of any proposed or threatened Tax claims or assessments which, if upheld, could individually or in the aggregate have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has made an election under
Section 341(f) of the Code. Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. Except as set forth in the Company Disclosure Letter, the Company and each Subsidiary has withheld and paid over to the relevant taxing authority all Taxes required to have been withheld and paid in connection with payments to employees, independent contractors, creditors, shareholders or other third parties, except for such Taxes which individually or in the aggregate could not have a Company Material Adverse Effect. The unpaid Taxes of the Company and its Subsidiaries for the current taxable period (A) did not, as of the most recent Company Financial Statement, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the balance sheet in the most recent Company Financial Statement (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns. For purposes of this Agreement, (a) "Tax" (and,
                                                                  ---
with correlative meaning, "Taxes") means any federal, state, local or foreign
                           -----
income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, premium, withholding, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty or addition thereto, whether disputed or not, imposed by any Governmental Entity, and (b) "Tax Return" means any return, report or similar
                              ----------
statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

     Section 3.11.  Title to Assets.
                    ---------------

          (a) Except as set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (the "10-K") or in the Company
                                                  ----
Disclosure Letter, the Company and each of its Subsidiaries have good and marketable title to, or a valid leasehold interest in, all of their real and personal properties and assets reflected in the 10-K or acquired after December 31, 1998 (other than assets disposed of since December 31, 1998 in the ordinary course of business consistent with past practice), in each case free and clear of all title defects, liens, encumbrances and restrictions, except for (i) liens, encumbrances or restrictions which secure indebtedness which are properly reflected in the 10-K; (ii) liens for Taxes accrued but not yet payable; (iii) liens arising as a matter of law in the ordinary course of business with respect to obligations incurred after December 31, 1998, provided that the obligations secured by such liens are not delinquent; and (iv) such title defects, liens, encumbrances and restrictions, if any, as individually or in the aggregate are not reasonably likely to have a Company Material Adverse Effect. The Company Disclosure Letter sets forth a true, correct and complete list of all real property (i) owned or leased by the Company or a Subsidiary, (ii) as to which the Company or a Subsidiary has a license, easement or right of way to use,
(iii) as to which the Company or a Subsidiary has the option to purchase, lease, license or acquire an easement or right of way or (iv) in which the Company or a Subsidiary has any other interest. Except as set forth in the Company Disclosure

Letter, the Company and each of its Subsidiaries either own, or have valid leasehold interests in, all properties and assets used by them in the conduct of their business, except where the absence of such ownership or leasehold interest could not individually or in the aggregate have a Company Material Adverse Effect.

          (b) Except as set forth in the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has any legal obligation, absolute or contingent, to any other person to sell or otherwise dispose of any of its assets with an individual value of $25,000 or an aggregate value in excess of $100,000.

     Section 3.12.  Change of Control Agreements.  Except as set forth in
                    ----------------------------
Section 1.6 or the Company Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the Merger or the other transactions contemplated by this Agreement, will (either alone or in conjunction with any other event) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any director, officer or employee of the Company. Except as set forth in the Company Disclosure Letter, without limiting the generality of the foregoing, no amount paid or payable by the Company in connection with the Merger or the other transactions contemplated by this Agreement, including accelerated vesting of options, (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code.

     Section 3.13.  Litigation.  Except for such matters disclosed in the
                    ----------
Company Disclosure Letter which, if adversely determined, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect, there are no claims, suits, actions, investigations, indictments or information, or administrative, arbitration or other proceedings ("Litigation") pending or,
                                                      ----------
to the knowledge of the Company, threatened against the Company or any of its Subsidiaries. Except for such matters which have not had, and could not reasonably be expected to have, a Company Material Adverse Effect, there are no judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court, administrative agency, or by arbitration, pursuant to a grievance or other procedure) against or relating to the Company or any of its Subsidiaries.

     Section 3.14.  Contracts and Commitments.  The Company Disclosure Letter
                    -------------------------
sets forth a true, correct and complete list of the following contracts to which the Company or a Subsidiary is a party (including every amendment, modification or supplement to the foregoing): (i) any contracts of employment, (ii) agreements or arrangements for the purchase or sale of any assets (otherwise than in the ordinary course of business), (iii) agreements, contracts or indentures relating to the borrowing of money, (iv) agreements with unions, material independent contractor agreements and material leased or temporary employee agreements, (v) leases of any real property involving annual rent of $5,000 or more, and (vi) other than respect to contracts identified in the Company Disclosure Letter pursuant to Section 3.7, all other contracts, agreements or commitments involving payments made by or to the Company or a Subsidiary of $100,000. Except for agreements, arrangements or commitments disclosed in the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to any agreement, arrangement or commitment which is material to the business of the Company taken as a whole. The Company has delivered or made available true, correct and complete copies of all such agreements, arrangements and commitments to Parent. Neither the Company nor any of its Subsidiaries is in default under any such agreement, arrangement or commitment which has had, or could reasonably be expected to have, a Company Material Adverse Effect.

     Section 3.15.  Information Supplied.  The proxy statement to be mailed to
                    --------------------
the Company Stockholders in connection with the meeting (the "Stockholder's
                                                              -------------
Meeting") to be called to consider the Merger (the "Proxy Statement") at the
-------                                             ---------------
date such document is first published, sent or delivered to Company Stockholders or, unless promptly corrected, at any time during the pendency of the Stockholder's Meeting, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement will comply as to form and substance in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the SEC thereunder. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Buyer for inclusion or incorporation by reference in the foregoing document.

     Section 3.16.  Employee Benefit Plans.  All employee benefit plans,
                    ----------------------
compensation arrangements and other benefit arrangements covering employees of the Company or any of its Subsidiaries (the "Company Benefit Plans") and all
                                             ---------------------
employee agreements providing for compensation, severance or other benefits to any employee or former employee of the Company or any of its Subsidiaries are set forth in the Company Disclosure Letter. True and complete copies of the Company Benefit Plans have been made available to Parent. To the extent applicable, the Company Benefit Plans comply with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the
                                                              -----
Code, and any Company Benefit Plan intended to be qualified under Section 401(a) of the Code has received a determination letter or is a model prototype plan and continues to satisfy the requirements for such qualification. Neither the Company nor any of its Subsidiaries nor any ERISA Affiliate of the Company maintains, contributes to or has maintained or contributed in the past six (6) years to any benefit plan which is covered by Title IV of ERISA or Section 412 of the Code. Neither any Company Benefit Plan, nor the Company nor any Subsidiary has incurred any material liability or penalty under Section 4975 of the Code or Section 502(i) of ERISA or engaged in any transaction that is reasonably likely to result in any such liability or penalty. Except as set forth in the Company Disclosure Letter, each Company Benefit Plan has been maintained and administered in compliance with its terms and with ERISA and the Code to the extent applicable thereto, except for such non-compliance which individually or in the aggregate could not reasonably be expected to have a Company Material Adverse Effect. There is no pending or anticipated Litigation against or otherwise involving any of the Company Benefit Plans and no Litigation (excluding claims for benefits incurred in the ordinary course of Company Benefit Plan activities) has been brought against or with respect to any such Company Benefit Plan, except for any of the foregoing which individually or in the aggregate could not have a Company Material Adverse Effect. All contributions required to be made as of the date hereof to the Company Benefit Plans have been made or provided for. Except as described in the SEC Reports or as required by Law, neither the Company nor any of its Subsidiaries maintains or contributes to any plan or arrangement which provides or has any liability to provide life insurance or medical or other employee welfare benefits to any employee or former employee upon his retirement or termination of employment, and neither the Company nor any of its Subsidiaries has ever represented, promised or contracted (whether in oral or written form) to any employee or former employee that such benefits would be provided.

     For purposes of this Agreement "ERISA Affiliate" means any business or
                                     ---------------
entity which is a member of the same "controlled group of corporations," an "affiliated service group" or is under "common control" with an entity within the meanings of Sections 414(b), (c) or (m) of the Code, is required to be aggregated with the entity under Section 414(o) of the Code, or is under "common control" with the entity, within the meaning of Section 4001(a)(14) of ERISA, or any regulations promulgated or proposed under any of the foregoing Sections.

     Section 3.17.  Labor and Employment Matters.  Except as set forth in the
                    ----------------------------
Company Disclosure Letter:

          (a) There are no agreements or arrangements on behalf of any officer, director or employee providing for payment or other benefits to such person contingent upon the execution of this Agreement, the Closing or a transaction involving a change of control of the Company.

          (b) Neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement or other contracts, arrangements, agreements or understandings with a labor union or labor organization that was certified by the National Labor Relations Board ("NLRB"). Except for such
                                                  ----
matters which, individually or in the aggregate, could not have a Company Material Adverse Effect, there is no existing, pending or threatened (i) unfair labor practice charge or complaint, labor dispute, labor arbitration proceeding or any other matter before the NLRB or any other comparable state agency against or involving the Company or any of its Subsidiaries, (ii) activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its Subsidiaries, (iii) certification or decertification question relating to collective bargaining units at the premises of the Company or any of its Subsidiaries or (iv) lockout, strike, organized slowdown, work stoppage or work interruption with respect to such employees.

          (c) Neither the Company nor any of its Subsidiaries has taken any action that would constitute a "Mass Layoff" or "Plant Closing" within the meaning of the Worker Adjustment and Retraining Notification ("WARN") Act or
                                                               ----
would otherwise trigger notice requirements or liability under any state or local plant closing notice law. No agreement, arbitration or court decision or governmental order in any way limits or restricts any of the Company, any of its Subsidiaries or Parent from relocating or closing any of the operations of the Company or any of its Subsidiaries.

          (d) Neither the Company nor any of its Subsidiaries has failed to pay when due any wages, bonuses, commissions, benefits, taxes, penalties or assessments or other monies, owed to, or arising out of the employment of or any relationship or arrangement with, any officer, director, employee, sales representative, contractor, consultant or other agent. There are no citations, investigations, administrative proceedings or formal complaints of violations of any federal or state wage and hour laws pending or threatened before the Department of Labor or any federal, state or administrative agency or court against or involving the Company or any of its Subsidiaries.

          (e) The Company and each of its Subsidiaries are in compliance with all immigration laws relating to employment and have properly completed and maintained all applicable forms (including but not limited to I-9 forms) and, to the knowledge of the Company, there are no citations, investigations, administrative proceedings or formal complaints of violations of the immigration laws pending or threatened before the Immigration and Naturalization Service or any federal, state or administrative agency or court against or involving the Company or any of its Subsidiaries.

          (f) There are no investigations, administrative proceedings, charges or formal complaints of discrimination (including discrimination based upon sex, age, marital status, race, national origin, sexual preference, disability, handicap or veteran status) pending or threatened before the Equal Employment Opportunity Commission or any federal, state or local agency or court against or involving the Company or any of its Subsidiaries. No discrimination and/or retaliation claim is pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries under the 1866, 1877, 1964 or 1991 Civil Rights Acts, the Equal Pay Act, the Age Discrimination in Employment Act, as amended, the Americans with Disabilities Act, the Family and Medical Leave Act, the Fair Labor Standards Act, ERISA, or any other federal law relating to employment or any comparable state or local fair employment practices act regulating discrimination in the workplace, and no wrongful discharge, libel, slander, invasion of privacy or other claim (including but not limited to violations of the Fair Credit Reporting Act, as amended, and any applicable whistleblower statutes) under any state or federal law is pending or threatened against the Company or any of its Subsidiaries.

          (g) If the Company or any of its Subsidiaries is a Federal, State or local contractor obligated to develop and maintain an affirmative action plan, no discrimination claim, show-cause notice, conciliation proceeding, sanctions or debarment proceedings is pending or has been threatened against the Company or any of it Subsidiaries with the Office of Federal Contract Compliance Programs or any other Federal agency or any comparable state or local agency or court and no desk audit or on-site review is in progress.

          (h) There are no citations, investigations, administrative proceedings or formal complaints of violations of local, state or federal occupational safety and health laws pending or threatened before the Occupational Safety and Health Review Commission or any federal, state or local agency or court against or involving the Company or any of its Subsidiaries.

          (i) No workers' compensation or retaliation claim is pending against the Company or any of its Subsidiaries in excess of $250,000 in the aggregate and the Company maintains adequate insurance with respect to workers' compensation claims pursuant to insurance policies that are currently in force, or has accrued an adequate liability for such obligations, including, without limitation, adequate accruals with respect to accrued but unreported claims and retroactive insurance premiums.

     Section 3.18.  Environmental Compliance and Disclosure.      Except as set
                    ---------------------------------------
forth in the Company Disclosure Letter:

          (a) The Company possesses, and is in compliance in all material respects with, all permits, licenses and government authorizations and has filed all notices that are required under local, state and federal Laws and regulations relating to protection of the environment, pollution control, product registration and hazardous materials ("Environmental Laws") applicable
                                               ------------------
to the Company, and the Company is in compliance with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those laws or contained in any Law, regulation, code, plan, order, decree, judgment, notice, permit or demand letter issued, entered, promulgated or approved thereunder;

          (b) The Company has not received notice of actual or threatened liability under the Federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or any similar state or local statute or ordinance
                    ------
from any governmental agency or any third party and, to the knowledge of the Company, there are no facts or circumstances which could form the basis for the assertion of any claim against the Company under any Environmental Laws including, without limitation, CERCLA or any similar local, state or foreign Law with respect to any on-site or off-site location;

          (c) The Company has neither entered into nor agreed to, nor does it contemplate entering into any consent decree or order, and is not subject to any judgment, decree or judicial or administrative order relating to compliance with, or the cleanup of hazardous materials under, any applicable Environmental Laws;

          (d) The Company has not been subject to any administrative or judicial proceeding pursuant to and, to the knowledge of the Company, has not been alleged to be in violation of, applicable Environmental Laws or regulations either now or any time during the past five years;

          (e) The Company has not received notice that it is subject to any claim, obligation, liability, loss, damage or expense of whatever kind or nature, contingent or otherwise, incurred or imposed or based upon any provision of any Environmental Law and arising out of any act or omission of the Company, its employees, agents or representatives or, to the knowledge of the Company, arising out of the ownership, use, control or operation by the Company of any plant, facility, site, area or property (including, without limitation, any plant, facility, site, area or property currently or previously owned or leased by the Company) from which any hazardous materials were released into the environment (the term "release" meaning any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment, and the term "environment" meaning any surface or ground water, drinking water supply, soil, surface or subsurface strata or medium, or the ambient air);

          (f) The Company has heretofore provided Parent with true, correct and complete copies of all files of the Company relating to environmental matters (or an opportunity to review such files). The Company has not paid any fines, penalties or assessments within the last five years with respect to environmental matters; and

          (g) To the Company's knowledge, none of the assets owned by the Company or any real property leased by the Company contain any friable asbestos, regulated PCBs or underground storage tanks.

     As used in this Section 3.18, the term "Hazardous Materials" means any
                                             -------------------
waste, pollutant, hazardous substance, toxic, ignitable, reactive or corrosive substance, hazardous waste, special waste, industrial substance, by-product, process intermediate product or waste, petroleum or petroleum-derived substance or waste, chemical liquids or solids, liquid or gaseous products, or any constituent of any such substance or waste, the use, handling or disposal of which by the Company is in any way governed by or subject to any applicable Law, rule or regulation of any Governmental Entity.

     Section 3.19.  Intellectual Property.
                    ---------------------

          (a) The Company Disclosure Letter sets forth a true and complete list of (i) all United States and foreign patents, trademark, service mark and copyright registrations and applications therefor, and material trademarks, trade names, service marks and copyrights owned by the Company and its Subsidiaries (the "Intellectual Property Rights") and (ii) all United States and
                   ----------------------------
foreign patents, trademarks, trade names, service marks and copyrights licensed to the Company or any of its Subsidiaries (the "Licensed Rights"). The Company
                                                ---------------
represents and warrants that, except as set forth in the Company Disclosure Letter, (i) the Intellectual Property Rights are free and clear of any liens, claims or encumbrances, are not subject to any license (royalty bearing or royalty free) and are not subject to any other arrangement requiring any payment to any person or the obligation to grant rights to any person in exchange; (ii) to the knowledge of the Company, the Licensed Rights are free and clear of any liens, claims, encumbrances, royalties or other obligations; and (iii) the Intellectual Property Rights and the Licensed Rights are all those material rights necessary to the conduct of the business of each of the Company, its Subsidiaries and the Company's affiliates as presently conducted. Except as set forth in the Company Disclosure Letter, the validity of the Intellectual Property Rights and title thereto, (i) have not been questioned in any prior Litigation; (ii) are not being questioned in any pending Litigation; and (iii) to the knowledge of the Company, are not the subject(s) of any threatened or proposed Litigation. The business of each of the Company and its Subsidiaries, as presently conducted, does not conflict with and, to the knowledge of the

Company, has not been alleged to conflict with any patents, trademarks, trade names, service marks, copyrights or other intellectual property rights of others. The consummation of the transactions contemplated hereby will not result in the loss or impairment of any of the Intellectual Property Rights or the Company's or its Subsidiaries' right to use any of the Licensed Rights. To the knowledge of the Company, there are no third parties using any of the Intellectual Property Rights material to the business of the Company or its Subsidiaries as presently conducted.

          (b) Except as identified in the Company Disclosure Letter, each of the Company and its Subsidiaries owns, or possesses valid rights to, all computer software programs that are material to the conduct of the business of the Company and its Subsidiaries. To the Company's knowledge, there are no infringement suits, actions or proceedings pending or threatened against the Company or any Subsidiary with respect to any software owned or licensed by the Company or any Subsidiary.

     Section 3.20.  Year 2000 Compliance. The Company has made available to
                    --------------------
Parent the Company's plan to ensure that it will be Year 2000 Compliant (the "Year 2000 Plan"). To the Company's knowledge, the Year 2000 Plan will enable
---------------
the Company to be Year 2000 Compliant in a timely manner except as to matters which are not reasonably likely to result in a Company Material Adverse Effect and the cost for the Company to become Year 2000 Compliant is estimated to be $400,000.

     "Year 2000 Compliant" means that (a) the products, services, or other
      -------------------
item(s) at issue accurately process, provide and/or receive date/time data (including calculating, comparing, and sequencing), within, from, into, and between centuries (including the twentieth and twenty-first centuries and the years 1999 and 2000), including leap year calculations, and (b) neither the performance nor the functionality nor the supply of the products, services, and other item at issue will be affected by dates/times prior to, on, after, or spanning January 1, 2000. The design of the products, services, and other item at issue to ensure compliance with the foregoing warranties and representations includes proper date/time data century recognition and recognition of 1999 and 2000, calculations that accommodate same century and multicentury formulae and date/time values before, on, after, and spanning January 1, 2000, and date/time data interface values that reflect the century, 1999, and 2000. In particular, but without limitation, (i) no value for current date/time will cause any error, interruption, or decreased performance in or for such product, service, and other item, (ii) all manipulations of date and time related data (including calculating, comparing, sequencing, processing, and outputting) will produce correct results for all valid dates and times, including when used in combination with other products, services, or items, (iii) all date/time elements in interfaces and data storage will specify the century to eliminate date ambiguity without human intervention, including leap year calculations,
(iv) where any date/time element is represented without a century, the correct century will be unambiguous for all manipulations involving that element, (v) authorization codes, passwords, and zaps (purge functions) will function normally and in the same manner during prior to, on, and after January 1, 2000, including the manner in which they function with respect to expiration dates and CPU serial numbers, and (vi) the Company's and its Subsidiaries' supply of the product, service, and other item will not be interrupted, delayed, decreased, or otherwise affected by the advent of the year 2000.

     Section 3.21.  Brokers.  Except pursuant to the Independent Advisor
                    -------
Engagement Letters (as hereinafter defined), no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company Disclosure Letter includes a complete and correct copy of all agreements between the Company and the Independent Advisors pursuant to which such firms would be entitled to any payment relating to this Agreement, the Merger or the other transactions contemplated by this Agreement.

     Section 3.22. [Intentionally Omitted.]

     Section 3.23.  Insurance Policies.  The Company has delivered to Parent
                    ------------------
prior to the date hereof a complete and accurate list of all insurance policies in force naming the Company, any of its Subsidiaries or employees thereof as an insured or beneficiary or as a loss payable payee or for which the Company or any Subsidiary has paid or is obligated to pay all or part of the premiums. Neither the Company nor any Subsidiary has received notice of any pending or threatened cancellation or premium increase (retroactive or otherwise) with respect thereto, and each of the Company and the Subsidiaries is in compliance in all material respects with all conditions contained therein. There are no material pending claims against such insurance policies by the Company or any Subsidiary as to which insurers are defending under reservation of rights or have denied liability, and there exists no material claim under such insurance policies that has not been properly filed by the Company or any Subsidiary. Except for the self-insurance retentions or deductibles set forth in the policies contained in the aforementioned list, the policies are adequate in scope and amount to cover all prudent and reasonably foreseeable risks which may arise in the conduct of the business of the Company and the Subsidiaries that would reasonably be expected to have a Company Material Adverse Effect.

     Section 3.24.  Notes and Accounts Receivable.
                    -----------------------------

          (a) Except as disclosed in the Company Disclosure Letter, there are no notes receivable of the Company or any Subsidiary owing by any director, officer, stockholder or employee of the Company or any Subsidiary.

          (b) Except as disclosed in the Company Disclosure Letter, all accounts receivable of the Company and any Subsidiary are current or covered by adequate reserves for uncollectability, and there are no material disputes regarding the collectibility of any such accounts receivable that would reasonably be expected to have a Company Material Adverse Effect.

     Section 3.25.  Transactions with Affiliates.  Except as set forth in the
                    ----------------------------
Company Disclosure Letter (other than compensation and benefits received in the ordinary course of business as an employee or director of the Company or its Subsidiaries), no director, officer or other "affiliate" or "associate" (as such terms are defined in Rule 12b-2 under the Exchange Act) of the Company or any Subsidiary or any entity in which, to the knowledge of the Company, any such director, officer or other affiliate or associate, owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by any such persons) has any interest in: (i) any contract, arrangement or understanding with, or relating to the business or operations of Company or any Subsidiary; (ii) any loan, arrangement, understanding, agreement or contract for or relating to indebtedness of the Company or any Subsidiary; or (iii) any property (real, personal or mixed), tangible, or intangible, used or currently intended to be used in, the business or operations of the Company or any Subsidiary.

     Section 3.26.  No Existing Discussions.  As of the date hereof, the Company
                    -----------------------
is not engaged, directly or indirectly, in any negotiations or discussions with any other party with respect to an Acquisition Proposal (as hereinafter defined).

     Section 3.27.  Disclosure.  No representation, warranty or covenant made by
                    ----------
the Company in this Agreement or in the Company Disclosure Letter contains an untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading. Any matter expressly disclosed in the Company Disclosure Letter shall be deemed to be disclosed as to such matter so long as such disclosure being made states clearly the matter being disclosed and the context for which it is being disclosed.

     Section 3.28.  Company Warrants.  Upon the consummation of the Merger, each
                    ----------------
of the Company's outstanding warrants to acquire shares of Company Common Stock shall, pursuant to their terms, become exercisable, upon payment of the applicable exercise price thereof, into the right to receive an amount in cash determined by multiplying (A) the Merger Consideration by (B) the number of
              -----------                              --
shares of Company Common Stock such holder could have purchased had such holder exercised such warrant in full immediately prior to the consummation of the Merger.


                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES
                              OF PARENT AND BUYER

     Each of Parent and Buyer represents and warrants to the Company as follows:

     Section 4.1.  Organization and Standing.  Such person (a) is a corporation
                   -------------------------
duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) has full corporate power and authority to own, lease and operate it properties and assets and to conduct its business as presently conducted and (c) is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not, individually or in the aggregate, have a material adverse effect on Parent or Buyer.

     Section 4.2.  Authority for Agreement.  Such person has all necessary
                   -----------------------
corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution, delivery and performance by such person of this Agreement, and the consummation by each such person of the Merger and the other transactions contemplated by this Agreement, have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of such person are necessary to authorize this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly executed and delivered by such person and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of such person enforceable against such person in accordance with its terms.

     Section 4.3.  No Conflict.  The execution and delivery of this Agreement by
                   -----------
such person do not, and the performance of this Agreement by such person and the consummation of the Merger and the other transactions contemplated by this Agreement will not, (i) conflict with or violate the certificate of incorporation or bylaws of such person, (ii) conflict with or violate any Law applicable to such person or by which any property or asset of such person is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of such person pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such person is a party or by which such person or any property or asset of either of them is bound or affected, except in the case of clauses (ii) and (iii) for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, prevent or materially delay the performance by such person of its respective obligations under this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement.

     Section 4.4.  Required Filings and Consents.  The execution and delivery of
                   -----------------------------
this Agreement by such person do not, and the performance of this Agreement by such person will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Exchange Act, Blue Sky Laws and filing and recordation of appropriate merger documents as required by the DGCL, (ii) for those required by the HSR Act, (iii) for the FCC Filings, (iv) for filings contemplated by Section 3.15 and (v) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or materially delay the performance by such person of any of its respective obligations under this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement.

     Section 4.5.  Information Supplied.  None of the information supplied or to
                   --------------------
be supplied by such person for inclusion or incorporation by reference in the Proxy Statement will, at the date such document is first published, sent or delivered to Company Stockholders or, unless promptly corrected, at any time during the pendency of the Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by such person with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference in the foregoing document.

     Section 4.6.  Brokers.  No broker, finder or investment banker (other than
                   -------
Warburg Dillon Read LLC) is entitled to any brokerage, finder's or other fee or commission payable by such person in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of such person.

     Section 4.7  No Prior Activities.  Except for obligations or liabilities
                  -------------------
incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement, the Merger and the transactions contemplated hereby and the purchase of the shares of Convertible Preferred Stock, Buyer has not incurred any obligations or liabilities, and has not engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any person or entity.


                                   ARTICLE V

                                   COVENANTS

     Section 5.1.  Conduct of the Business Pending the Merger.
                   ------------------------------------------

          (a) The Company covenants and agrees that between the date of this Agreement and the Effective Time, unless Parent shall otherwise agree in writing, (i) the business of the Company and its Subsidiaries shall be conducted only in, and the Company and its Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with prior practice, (ii) the Company and its Subsidiaries shall use all commercially reasonable efforts to maintain and protect the FCC Licenses and Channel Leases, to preserve substantially intact their business organizations, to keep available the services of their current officers and employees and to preserve the current relationships of the Company and its Subsidiaries with customers, suppliers and other persons with which the Company or its Subsidiaries has significant business relations, and (iii) the Company will comply in all material respects with all applicable Laws and regulations wherever its business is conducted, including, without limitation, the timely filing of all reports, forms or other documents with the FCC and with the SEC required pursuant to the Securities Act or the Exchange Act.

          (b) The Company covenants and agrees that between the date of this Agreement and the Effective Time, the Company shall not, nor shall the Company permit any of its Subsidiaries to, (i) declare or pay any dividends on or make other distributions (whether in cash, stock or property) in respect of any of its capital stock, except for dividends (x) by a wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary of the Company, (y) with respect to the Convertible Preferred Stock and (z) with respect to the preferred stock of Speedchoice of Detroit, Inc.; (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; (iii) repurchase or otherwise acquire any shares of its capital stock; (iv) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into any such shares of its capital stock, or any rights, warrants or options to acquire any such shares or convertible securities or any stock appreciation rights, phantom stock plans or stock equivalents, other than the issuance of shares of Company Common Stock upon (x) the exercise of Company Options outstanding as of the date of this Agreement, (y) exercise of warrants and (z) conversion of Convertible Preferred Stock; (v) willfully take any action that would make the Company's representations and warranties set forth in Article III not true and correct in all material respects; or (vi) take any action that would, or could reasonably be expected to, result in any of the conditions set forth in Article VI not being satisfied.

          (c) The Company covenants and agrees that between the date of this Agreement and the Effective Time, the Company shall not, nor shall the Company permit any of its Subsidiaries to, (i) amend its certificate of incorporation (including any certificate of designations attached thereto) or bylaws or other equivalent organizational documents; (ii) incur any indebtedness for borrowed money or guaranty any such indebtedness of another person, other than (A) borrowings under existing lines of credit (or under any refinancing of such existing lines) or (B) indebtedness owing to, or guaranties of indebtedness owing to, the Company (iii) make any loans or advances to any other person other than loans or advances between any Subsidiaries of the Company or between the Company and any of its Subsidiaries (other than loans or advances less than $50,000 made in the ordinary course of business consistent with past practice);
(iv) merge or consolidate with any other entity in any transaction, or sell any business or assets in a single transaction or series of transactions in which the aggregate consideration is $100,000 or greater; (v) change its accounting policies except as required by GAAP; (vi) make any change in employment terms for any of its directors or officers; (vii) alter, amend or create any obligations with respect to compensation, severance, benefits, change of control payments or any other payments to employees, directors or affiliates of the Company or its Subsidiaries, other than with respect to alterations or amendments made with respect to non-officers and non-directors in the ordinary course of business consistent with past practice or as expressly contemplated by this Agreement or consented to in writing by Parent; (viii) make any change to the Company Benefit Plans; (ix) enter into any leasing or licensing agreements, take-or-pay arrangements or other affiliations, alignments or agreements with respect to the FCC Licenses, provided, the Company may renegotiate any Channel Leases in
                     --------
the ordinary course of business; or (x) commit or agree to take any of the actions described in this Section 5.1.

          (d) The Company Disclosure Letter sets forth the projected operating expenses and capital expenditures for Company and its Subsidiaries on a consolidated basis from the date of this Agreement through December 31, 1999 as agreed to by the Company and Parent (the "Projections"). The Company agrees
                                          -----------
that it shall not incur material operating expenses or capital expenditures, in the aggregate, in excess of those identified in the Projections.

     Section 5.2.  Access to Information; Confidentiality.
                   --------------------------------------

          (a) From the date hereof to the Effective Time, the Company shall, and shall cause the officers, directors, employees, auditors, attorneys, financial advisors, lenders and other agents (collectively, the "Representatives") of the
                                                       ---------------
Company to, afford the Representatives of Parent and Buyer reasonable access at all reasonable times to the officers, employees, agents, properties, offices and other facilities, books and records of the Company and its Subsidiaries, and shall furnish Parent and Buyer with all financial, operating and other data and information as Parent or Buyer, through its Representatives, may reasonably request. Parent will remain subject to the terms of a confidentiality agreement with the Company dated March 20, 1998 (the "Confidentiality Agreement").
                                            -------------------------

          (b) No investigation pursuant to this Section 5.2 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

     Section 5.3.  Notification of Certain Matters.  The Company shall give
                   -------------------------------
prompt notice to Parent, and Parent shall give prompt notice to the Company, of
(i) the occurrence, or nonoccurrence, of any event which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate and (ii) any failure by such party (or Buyer, in the case of Parent) to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any
                                   --------  -------
notice pursuant to this Section 5.3 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice. If any event or matter arises after the date of this Agreement which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the Company Disclosure Letter or which is necessary to correct any information in the Company Disclosure Letter which has been rendered inaccurate thereby, then the Company shall promptly supplement, or amend, and deliver to Parent the Company Disclosure Letter which it has delivered pursuant to this Agreement.

     Section 5.4.  Further Assurances.
                   ------------------

          (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under Law to consummate and make effective the Merger and the other transactions contemplated by this Agreement, including, without limitation, using all commercially reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of each Governmental Entity and parties to contracts with the Company and its Subsidiaries as are necessary for the consummation of the Merger and the other transactions contemplated by this Agreement and to fulfill the conditions set forth in Article VI. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers of each party to this Agreement and the Surviving Corporation shall use all commercially reasonable efforts to take all such action.

          (b) In connection with, and without limiting the foregoing, the Company shall (i) take all actions necessary to ensure that no state antitakeover statute or similar statute or regulation is or becomes operative with respect to this Agreement, the Merger or any other transactions contemplated by this Agreement and (ii) if any state antitakeover statute or similar statute or regulation is or becomes operative with respect to this Agreement, the Merger or any other transaction contemplated by this Agreement, take all actions necessary to ensure that this Agreement, the Merger and any other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement.

          (c) The parties hereto shall use their best efforts to secure promptly all necessary approvals from the FCC that are required to consummate this Agreement. Without limitation to the foregoing, promptly after the date of this Agreement, the parties shall file with the FCC applications seeking authorization for the transfer of control of the Company to Buyer at the Closing and the assignment of any FCC Licenses held by the Alda Companies to an entity designated by Buyer at the Closing. The parties shall use their best efforts to prosecute such applications with diligence and shall diligently oppose any objections to such applications to the end that each application, as soon as practicable, shall be granted by the FCC and such grants shall no longer be subject to any further administrative or judicial review.

     Section 5.5.  Board Recommendations.
                   ---------------------

          (a) In connection with the Merger and Stockholders' Meeting, the Board of Directors of the Company shall (i) subject to Section 5.5(b), recommend to the holders of the Company Common Stock to vote in favor of the Merger and use all commercially reasonable efforts to obtain the necessary approvals by the Company Stockholders of this Agreement and (ii) otherwise comply with all legal requirements applicable to such meeting.

          (b) Neither the Board of Directors of the Company nor any committee thereof shall, except as expressly permitted by this Section 5.5(b) (i) withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to Parent, the approval or recommendation of such Board of Directors or such committee of the Merger or this Agreement, (ii)
approve or recommend, or propose publicly to approve or recommend, any transaction involving an Acquisition Proposal (as hereinafter defined) from a third party (an "Alternative Transaction"), or (iii) cause the Company to enter
                 -----------------------
into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") related to any
                                   ---------------------
Alternative Transaction. Notwithstanding the foregoing, if prior to the approval of this Agreement by the Company Stockholders, the Board of Directors of the Company determines in good faith, after it has received a Superior Proposal (as hereinafter defined) in compliance with Section 5.9 and after receipt of written advice from outside counsel that it is required to do so by its fiduciary duties to Company Stockholders under applicable Law, the Board of Directors of the Company may (subject to this and the following sentences) inform Company Stockholders that it no longer believes that the Merger is advisable and no longer recommends approval (a "Subsequent Determination") and enter into an
                               ------------------------
Acquisition Agreement with respect to a Superior Proposal, but only at a time that is after the third business day following Parent's receipt of written notice advising Parent that the Board of Directors of the Company has received a Superior Proposal. Such written notice shall specify the material terms and conditions of such Superior Proposal (and include a copy thereof with all accompanying documentation, if in writing), identify the person making such Superior Proposal and state that the Board of Directors of the Company intend to make a Subsequent Determination. During such three business day period, the Company shall provide an opportunity for Parent to propose such adjustments to the terms and conditions of this Agreement as would enable the Company to proceed with its recommendation to its stockholders without a Subsequent Determination; provided, however, that any such proposed adjustment shall be at
               --------  -------
the discretion of the parties hereto at the time. For purposes of this Agreement, a "Superior Proposal" means any proposal (on its most recently
              -----------------
amended or modified terms, if amended or modified) made by a third party to enter into an Alternative Transaction which the Board of Directors of the Company determines in its good faith judgment (based on, among other things, the written advice of an independent financial advisor) to be more favorable to the Company Stockholders than the Merger, taking into account all relevant factors (including whether, in the good faith judgment of the Board of Directors of the Company, after obtaining the advice of such independent financial advisor, the third party is reasonably able to finance the transaction, and any proposed changes to this Agreement that may be proposed by Parent in response to such Alternative Transaction). Notwithstanding any other provision of this Agreement, the Company shall submit this Agreement (whether or not terminated) to the Company Stockholders whether or not the Board of Directors of the Company makes a Subsequent Determination. Nothing contained in this Section 5.5 or any other provision hereof shall prohibit the Company or the Board of Directors of the Company from (A) taking and disclosing to the Company Stockholders pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act a position with respect to a tender or exchange offer by a third party, which is consistent with its obligations hereunder or (B) making such disclosure to the Company Stockholders as, in the good faith judgment of the Board of Directors of the Company, after receiving advice from outside counsel is consistent with its obligations hereunder and is required by applicable law; provided, that the
                                                         --------
Company may not, except as provided by this Section 5.5(b), withdraw, qualify or modify, in a manner adverse to Parent, the approval or recommendation of such Board of Directors of the Merger or this Agreement.

     Section 5.6.  Stockholder Litigation.  The Company shall give Parent the
                   ----------------------
opportunity to participate in the defense or settlement of any stockholder Litigation against the Company and its directors relating to the transactions contemplated by this Agreement or the Merger; provided, however, that no such
                                              --------  -------
settlement shall be agreed to without Parent's consent which consent will not be unreasonably withheld.

     Section 5.7.  Indemnification.
                   ---------------

          (a) It is understood and agreed that all rights to indemnification by the Company now existing in favor of each present and former director, officer, employee and agent of the Company or its Subsidiaries (the "Indemnified
                                                            -----------
Parties") as provided in the Company Certificate of Incorporation or the Company
-------
Bylaws, in each case as in effect on the date of this Agreement, or pursuant to any other agreements in effect on the date hereof, copies of which have been provided to Parent, shall survive the Merger and Parent shall (i) cause the Surviving Corporation to continue in full force and effect for a period of at least six (6) years from the Effective Time and (ii) perform, or cause the Surviving Corporation to perform, in a timely manner, the Surviving Corporation's obligation with respect thereto. Parent and Buyer agree that any claims for indemnification hereunder as to which they have received written notice prior to the sixth anniversary of the Effective Time shall survive, whether or not such claims shall have been finally adjudicated or settled.

          (b) Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall, maintain in effect for six (6) years from the Effective Time, if available, the current directors' and officers' liability insurance policies ("D&O Insurance") covered by such policies (provided that the Surviving
  -------------
Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring prior to the Effective Time; provided, however,
                                                          --------  -------
that in no event shall the Surviving Corporation be required to expend pursuant to this Section 5.7(b) more than an amount per year equal to one hundred fifty percent (150%) of current annual premiums paid by the Company for such insurance. In the event that, but for the proviso to the immediately preceding sentence, the Surviving Corporation would be required to expend more than one hundred fifty percent (150%) of current annual premiums, the Surviving Corporation shall obtain the maximum amount of such insurance obtainable by payment of annual premiums equal to one hundred fifty percent (150%) of current annual premiums. If the Surviving Corporation elects to reduce the amount of insurance coverage pursuant to the preceding sentence, it will furnish to the officers and directors currently covered by such D&O Insurance reasonable notice of such reduction in coverage and shall, to the extent additional coverage is available, afford such persons the opportunity to pay such additional premiums as may be necessary to maintain the existing level of D&O Insurance coverage.

          (c) If the Surviving Corporation or any of its successors or assigns
(i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 5.7.

          (d) The provisions of this Section 5.7 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

     Section 5.8.  Public Announcements.  Parent and the Company shall consult
                   --------------------
with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law or any listing agreement with a national securities exchange or trading system to which Parent or the Company is a party. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement is set forth in Exhibit 5.8 to
                                                                -----------
this Agreement.

     Section 5.9.  Acquisition Proposals.  The Company shall not, nor shall it
                   ---------------------
authorize or permit any of its Subsidiaries or Representatives to, directly or indirectly, (a) solicit, initiate or encourage the submission of any Acquisition Proposal or (b) participate in or encourage any discussion or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of, any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal; provided, however, that the foregoing shall not prohibit
                      --------  -------
the Board of Directors of the Company from furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited Acquisition Proposal prior to the approval of this Agreement by the Company Stockholders if, and to the extent that, (A) the Board of Directors of the Company, based upon the written advice of independent outside legal counsel, determines in good faith that such action is required for the Board of Directors of the Company to comply with its fiduciary obligations to the Company Stockholders under applicable Delaware law, (B) prior to taking such action, the Company receives from such person or entity an executed agreement in reasonably customary form relating to the confidentiality of information to be provided to such person or entity and (C) the Board of Directors of the Company concludes in good faith, based upon written advice from its independent financial advisor, that the Acquisition Proposal is a Superior Proposal. The Company shall provide immediate oral and written notice to Parent of (a) the receipt of any such Acquisition Proposal or any inquiry which could reasonably be expected to lead to any Acquisition Proposal, (b) the material terms and conditions of such Acquisition Proposal or inquiry, (c) the identity of such person or entity making any such Acquisition Proposal or inquiry and (d) the Company's intention to furnish information to, or enter into discussions or negotiations with, such person or entity. The Company shall continue to keep Parent informed of the status and details of any such Acquisition Proposal or inquiry. For purposes of this Agreement, "Acquisition Proposal" means any bona fide proposal with respect
                 --------------------
to a merger, consolidation, share exchange, tender offer or similar transaction involving the Company, or any purchase or other acquisition of all or any significant portion of the assets of the Company or any equity interest in the Company.

     Section 5.10.  Company Stockholders' Meeting.
                    -----------------------------

          (a) The Company shall cause the Stockholders' Meeting to be duly called and held as soon as practicable for the purpose of voting on the approval and adoption of this Agreement and the Merger. The Company shall take all action necessary in accordance with applicable Law and the Company Certificate of Incorporation and Company Bylaws to duly call, give notice of, and convene the Stockholders' Meeting.

          (b) The Company shall, at the direction of Parent, solicit from holders of shares of Company Stock entitled to vote at the Stockholders' Meeting proxies in favor of such approval and shall take all other action necessary or, in the reasonable judgment of Parent, helpful to secure the vote or consent of such holders required by the DGCL or this Agreement to effect the Merger.

     Section 5.11.  Proxy Statement.
                    ---------------

          (a) Parent and the Company will as promptly as practicable following the execution of this Agreement jointly prepare, and the Company shall file, the Proxy Statement with the SEC and will use all commercially reasonable efforts to respond to the comments of the SEC and to cause the Proxy Statement to be mailed to the Company Stockholders at the earliest practical time. The Company shall furnish all information concerning it and the holders of its capital stock as Parent may reasonably request in connection with such actions. Each party to this Agreement will notify the other parties and the Board of Directors of the Company promptly of the receipt of the comments of the SEC, if any, and of any request by the SEC for amendments or supplements to the Proxy Statement or for additional information with respect thereto, and will supply the other parties with copies of all correspondence between such party or its Representatives, on the one hand, and the SEC or members of its staff, on the other hand, with respect to the Proxy Statement or the Merger. If (A) at any time prior to the Stockholders' Meeting, any event should occur relating to the Company or any of its Subsidiaries which should be set forth in an amendment of, or a supplement to, the Proxy Statement, the Company will promptly inform Parent and (B) if at any time prior to the Stockholders' Meeting, any event should occur relating to Parent or Buyer or any of their respective associates or affiliates, or relating to the plans of any such persons for the Company after the Effective Time that should be set forth in an amendment of, or a supplement to, the Proxy Statement, Parent will promptly inform the Company, and in the case of (A) or (B) the Company and Parent, will, upon learning of such event, promptly prepare, and the Company shall file and, if required, mail such amendment or supplement to the Company Stockholders; provided, prior to such filing or mailing, the Company and
                      --------
Parent shall consult with each other with respect to such amendment or supplement and shall incorporate the other's comments thereon. Parent shall vote, or cause to be voted, in favor of the Merger and this Agreement all shares of Company Stock directly or indirectly beneficially owned by it.

          (b) The Company hereby consents to the inclusion in the Proxy Statement of the recommendation of the Board of Directors of the Company described in Section 3.3, subject to any modification, amendment or withdrawal thereof, and represents that the Independent Advisors have, subject to the terms of their engagement letters with the Company and the Board of Directors of the Company (the "Independent Advisor Engagement Letters"), consented to the
              --------------------------------------
inclusion of references
to their opinions in the Proxy Statement. The Company and its counsel shall permit Parent and its counsel to participate in all communications with the SEC and its staff, including any meetings and telephone conferences, relating to the Proxy Statement, the Merger or this Agreement.

     Section 5.12.  Stockholder Lists.  The Company shall promptly upon the
                    -----------------
request by Parent, or shall cause its transfer agent to promptly, furnish Parent and Buyer with mailing labels containing the names and addresses of all record holders of shares of Company Stock and with security position listings of shares of Company Stock held in stock depositories, each as of the most recent practicable date, together with all other available listings and computer files containing names, addresses and security position listings of record holders and beneficial owners of shares of Company Stock. The Company shall furnish Parent and Buyer with such additional information, including, without limitation, updated listings and computer files of the Company Stockholders, mailing labels and security position listings, and such other assistance as Parent, Buyer or their agents may reasonably request.

     Section 5.13. [Intentionally Omitted.]

     Section 5.14. [Intentionally Omitted.]

     Section 5.15.  FCC Application.  The Company and Parent shall coordinate
                    ---------------
efforts and cooperate with each other, to the extent permitted by the FCC rules, in the preparation and filing of Colocation Applications and Other Applications with the FCC. Without limitation to the foregoing, upon the request of Parent, the Company shall use all commercially reasonable efforts to prepare and file and/or to cause the lessor of a Channel Lease to prepare and file, at the Company's expense, a Colocation Application or Other Application to be filed with the FCC, as soon as practicable, and to the extent applicable, in no event after: (i) the end of the initial one week filing window in which the FCC will accept Other Applications for the provision of Two-Way Services pursuant to the newly adopted FCC rules governing the provision of Two-Way Services; or (ii) the end of a filing window for ITFS major modification applications established pursuant to Section 74.911(c) of the FCC rules.

     Section 5.16.  Undertakings of Parent.  Parent shall perform, or cause to
                    ----------------------
be performed, when due all obligations of Buyer under this Agreement.

     Section 5.17.  Transfer of FCC Licenses.  The Company shall cause, prior to
                    ------------------------
the consummation of the Merger, the FCC Licenses and Channel Leases owned by Alda Wireless Holdings, Inc., Alda Tucson, Inc. and Alda Gold, Inc. (collectively, the "Alda Companies") to be transferred to the Company in a
                    --------------
manner reasonably satisfactory to Parent. In connection with such transfer, the Company shall cause each of the Alda Companies to release the Company from any liabilities to the Alda Companies associated with such FCC Licenses and Channel Leases and acknowledge that the Company has no further obligations to the Alda Companies with respect to such FCC Licenses and Channel Leases.

     Section 5.18.  Director Resignations.  The Company shall cause to be
                    ---------------------
delivered to Parent resignations of all the directors of the Company's Subsidiaries to be effective upon the consummation of the Merger. The Company shall cause such directors, prior to resignation, to appoint new directors nominated by Parent to fill such vacancies.

     Section 5.19.  Company Options.  As promptly as practicable following the
                    ---------------
date hereof, the Company shall use all commercially reasonable efforts to cause all of the holders of Company Options to agree to the termination and expiration of their Company Options immediately prior to the consummation of the Merger in exchange for the Option Consideration described in Section 1.6.

     Section 5.20. [Intentionally Omitted.]

     Section 5.21.  Rights Plan.  The Board of Directors of Company shall as
                    -----------
promptly as practicable, and in any event prior to 5:00 p.m., New York time, on April 12, 1999, adopt a Rights Agreement between the Company and Harris Trust Company of New York (the "Rights Plan") and shall approve the appropriate
                          -----------
resolutions so that (i) neither Parent nor Buyer will become an "Acquiring Person" (as defined in the Rights Plan) as a result of the transactions contemplated by this Agreement or the Merger, (ii) no "Stock Acquisition Date" or "Distribution Date" (as such terms are defined in the Rights Plan) will occur as a result of this Agreement or the Merger or the consummation of the transactions contemplated by this Agreement or the Merger, and (iii) all outstanding rights to purchase Series A Junior Participating Preferred Stock issued and outstanding under the Rights Plan will expire at the Effective Time.

     Section 5.22.  Year 2000 Plan.  The Company shall use all commercially
                    --------------
reasonable efforts to ensure that the Year 2000 Plan shall be completed in a timely manner. The Company shall (i) allow Parent to monitor the Company's Year 2000 Compliance issues and Year 2000 Plan, (ii) provide prompt notice to Parent if the Company does not achieve, or reasonably expects it shall not achieve, milestones and objectives identified in the Year 2000 Plan and (iii) cooperate in good faith with Parent's efforts to ensure that the Company is Year 2000 Compliant.

     Section 5.23.  Purchase of Company Stock.  The Company shall in no way
                    -------------------------
prohibit Parent or any of its affiliates from purchasing shares of Company Stock or entering into option, lock-up, voting or proxy agreements or any other similar agreements with respect to Company Stock (including, but not limited to, amending the Rights Plan to cause such acquisition or agreement to trigger a Stock Acquisition Date or Distribution Date or cause Parent or any or its affiliates to become an Acquiring Person) at any time prior to the consummation of the Merger.

     Section 5.24   Appointment of Directors.  Unless or until permitted by FCC
                    ------------------------
rules and regulations, Parent shall not appoint any directors to the Board of Directors of the Company pursuant to rights relating to shares of Company Stock owned directly or indirectly by Parent.

                                  ARTICLE VI

                                  CONDITIONS

     Section 6.1.  Conditions to the Obligation of Each Party.  The respective
                   ------------------------------------------
obligations of Parent, Buyer and the Company to effect the Merger are subject to the satisfaction of the following conditions, unless waived in writing by all parties:

          (a) This Agreement and the Merger shall have been approved and adopted by the requisite vote of the Company Stockholders, as required by the DGCL, the Company Certificate of Incorporation and the Company Bylaws;

          (b) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (including, any statute, rule, regulation, injunction, order or decree proposed, enacted, enforced, promulgated, issued or deemed applicable to, or any consent or approval withheld with respect to, the Merger, by any Governmental Entity) preventing the consummation of the Merger shall be in effect; provided, however, that the parties invoking this condition
                    --------  -------
shall use all commercially reasonable efforts to have any such order or injunction vacated; and

          (d) All actions by or in respect of or filings with any Governmental Entity required to permit the consummation of the Merger shall have been obtained or made (including any necessary approval by the FCC and the expiration or termination of any applicable waiting period under the HSR Act).

     Section 6.2.  Conditions to Obligations of Parent and Buyer to Effect the
                   -----------------------------------------------------------
Merger.  The obligations of Parent and Buyer to effect the Merger are further
------
subject to satisfaction or waiver at or prior to the Effective Time of the following conditions:

          (a) (i) the representations and warranties of the Company in this Agreement that are qualified by materiality shall be true and correct in all respects as of the date of the Agreement and as of the Effective Time; (ii) the representations and warranties of the Company in the Agreement that are not qualified by materiality shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time; (iii) the Company shall have performed in all material respects all obligations required to be performed by it under this Agreement; (iv) the Alda Companies shall have transferred to the Company the FCC Licenses and Channel Leases pursuant to
Section 5.17; (v) the directors of the Company's Subsidiaries shall have resigned and appointed nominees to fill their vacancies as provided in Section 5.18; and (vi) an officer of the Company shall have delivered to Parent and Buyer a certificate to the effect that each of the foregoing conditions is satisfied in all respects; provided, however, for purposes of this condition, as
                           --------  -------
used in the representations and warranties of the Company contained in Article III of this Agreement, a Company Material Adverse Effect shall not include adverse developments in the

Company's or its Subsidiaries' revenue or results of operations so long as the operating expenses and capital expenditures, in the aggregate, are not in excess of those identified in the Projections;

          (b) The Company and its Subsidiaries shall have procured all necessary third party consents in connection with the consummation of the Merger and the transactions contemplated hereby;

          (c) There shall not be instituted, pending or threatened any action, investigation or proceeding by any Governmental Entity, or there shall not be instituted, pending or threatened any action or proceeding by any other person, domestic or foreign, before any Governmental Entity, which is reasonably likely to be determined adversely to Buyer, (A) challenging or seeking to make illegal, to delay materially or otherwise, directly or indirectly, to restrain or prohibit the consummation of the Merger, seeking to obtain material damages or imposing any material adverse conditions in connection therewith or otherwise, directly or indirectly, relating to the transactions contemplated by the Merger,
(B) seeking to restrain, prohibit or delay the exercise of full rights of ownership or operation by Buyer or its affiliates of all or any portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or of Buyer or any of its affiliates, or to compel Buyer or any of its affiliates to dispose of or hold separate all or any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or of Buyer or any of its affiliates, (C) seeking to impose or confirm material limitations on the ability of Buyer or any of its affiliates effectively to exercise full rights of ownership of the shares of Company Common Stock, including, without limitation, the right to vote the shares of Company Common Stock acquired or owned by Buyer or any of its affiliates on all matters properly presented to the Company Stockholders, (D) seeking to require divestiture by Buyer or any of its affiliates of the shares of Company Common Stock, or (E) that otherwise would reasonably be expected to have a Company Material Adverse Effect; or

          (d) There shall not have occurred any change, condition, event or development that has resulted in, or would reasonably be expected to result in, a Company Material Adverse Effect; provided, that for purposes of this
                                   --------
condition, a Company Material Adverse Effect shall not include adverse developments in the Company's or its Subsidiaries' revenue or results of operations so long as the operating expenses and capital expenditures, in the aggregate, are not in excess of those identified in the Projections.

     Section 6.3.  Conditions to Obligations of the Company to Effect the
                   ------------------------------------------------------
Merger. The obligations of the Company to effect the Merger are further subject to satisfaction or waiver at or prior to the Effective Time of the following conditions:

          (a) The representations and warranties of Parent and Buyer in this Agreement that are qualified by materiality shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time;

          (b) The representations and warranties of Parent and Buyer in this Agreement that are not qualified by materiality shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time;

          (c) Parent and Buyer shall have performed in all material respects all obligations required to be performed by them under this Agreement; and

          (d) Parent and Buyer shall have delivered to the Company a certificate to the effect that each of the conditions specified in Sections 6.3(a), (b) and
(c) is satisfied in all respects.


                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

     Section 7.1.  Termination.   This Agreement may be terminated and the
                   -----------
Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the Company Stockholders:

          (a) By mutual written consent duly authorized by the Boards of Directors of Parent and the Company;

          (b) By any of Parent, Buyer or the Company if any court of competent jurisdiction or other Governmental Entity shall have issued an order, decree, ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; provided however, that the party terminating
                                -------- -------
this Agreement pursuant to this Section 7.1(b) shall use all commercially reasonable efforts to have such order, decree, ruling or action vacated;

          (c) By any of Parent, Buyer or the Company if the Merger shall not have been consummated on or before December 31, 1999; provided, however, that
                                                       --------  -------
the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the primary cause of, or resulted in, the failure to consummate the Merger on or before such date;

          (d) By Parent or Buyer if the Board of Directors of the Company (i) shall have withdrawn or shall have modified in a manner adverse to Parent or Buyer its approval or recommendation of the Merger or this Agreement, (ii) causes the Company to enter into an agreement with respect to an Acquisition Proposal, (iii) shall have endorsed, approved or recommended any Acquisition Proposal or (iv) shall have resolved to do any of the foregoing;

          (e) By any of the Company, Parent or Buyer, if this Agreement and the Merger shall fail to be approved and adopted by the Company Stockholders at the Stockholders' Meeting;

          (f) By Parent or Buyer, if (i) any of the conditions set forth in
Section 6.2 shall have become incapable of fulfillment and shall not have been waived by Parent and Buyer or (ii) the Company shall breach in any material respect any of its representations, warranties, covenants or other obligations hereunder and, within ten (10) days after written notice of such breach to the Company from Parent, such breach shall not have been cured in all material respects or waived by Parent or Buyer and the Company shall not have provided reasonable assurance to Parent and Buyer that such breach will be cured in all material respects on or before the Effective Time;

          (g) By the Company, if (i) any of the conditions set forth in Section
6.3 shall have become incapable of fulfillment and shall not have been waived by the Company or (ii) Parent or Buyer shall breach in any material respect any of their respective representations, warranties or obligations hereunder and, within ten (10) days after written notice of such breach to Parent from the Company, such breach shall not have been cured in all material respects or waived by the Company and Parent or Buyer, as the case may be, shall not have provided reasonable assurance to the Company that such breach will be cured in all material respects on or before the Effective Time; or

          (h) By the Company if, in compliance with its obligations under Sections 5.5 and 5.9, (i) the Board of Directors of the Company shall have withdrawn or shall have modified in a manner adverse to Parent or Buyer its approval or recommendation of the Merger or this Agreement and (ii) the Company shall have entered into an agreement with respect to a Superior Proposal.

     Section 7.2.  Effect of Termination.
                   ---------------------

          (a) In the event of the termination of this Agreement pursuant to
Section 7.1 hereof, this Agreement shall forthwith be terminated and have no further effect except as specifically provided herein and, except as provided in this Section 7.2 and in Section 8.12, there shall be no liability on the part of any party hereto, provided that nothing herein shall relieve any party from liability for any willful breach hereof.

          (b) If (i) Parent or Buyer exercises its right to terminate this Agreement under Section 7.1(d), the Company shall pay to Parent $14 million (the "Termination Fee"), payable in same-day funds, as liquidated damages and not as
 ---------------
a penalty to reimburse Parent for its time, expense and lost opportunity costs of pursuing the Merger, upon consummation of the transaction relating to such Acquisition Proposal.

          (c) If within one year after termination of this Agreement, the Company shall enter into any agreement relating to, or consummate, an Acquisition Proposal with a person other than Parent or Buyer, then immediately prior to, and as a condition of, consummation of such transaction the Company shall pay to Parent upon demand $14 million, payable in same-day funds, as liquidated damages and not as a penalty, to reimburse Parent for its time, expense and lost opportunity costs of pursuing the Merger; provided that no such
                                                           --------
amount shall be payable if the Termination Fee shall have become payable or have been paid in accordance with Section 7.2(b) of this Agreement or if this Agreement shall have been terminated by the Company in accordance with clause (ii) of Section 7.1(g); provided, no such amount shall be
                                               --------
payable if the fair market value of the per share consideration to be received by the holders of Company Stock pursuant to such Acquisition Proposal is less than 90% of the Merger Consideration on a pre tax basis determined as of the effective date of such transaction.

          (d) Notwithstanding anything to the contrary set forth in this Agreement, if the Company fails promptly to pay to Parent any amounts due under this Section 7.2, the Company shall pay the costs and expenses (including reasonable legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee or obligation at the publicly announced prime rate of Citibank, N.A. in effect from time to time from the date such fee or obligation was required to be paid.

     Section 7.3.  Amendments.  This Agreement may not be amended except by
                   ----------
action of the board of directors of each of the parties hereto (and, in the case of the Company, with the approval of the Board of Directors of the Company) set forth in an instrument in writing signed on behalf of each of the parties hereto; provided, however, that after approval of the Merger by the Company
        --------  -------
Stockholders (if required), no amendment may be made without the further approval of the Company Stockholders if the effect of such amendment would be to reduce the Merger Consideration or change the form thereof.

     Section 7.4.  Waiver.  At any time prior to the Effective Time, whether
                   ------
before or after the Stockholders' Meeting, any party hereto, by action taken by its board of directors, may (i) extend the time for the performance of any of the covenants, obligations or other acts of any other party hereto or (ii) waive any inaccuracy of any representations or warranties or compliance with any of the agreements, covenants or conditions of any other party or with any conditions to its own obligations. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party by its duly authorized officer. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights. The waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

     Section 8.1.  No Third Party Beneficiaries.  Other than the provisions of
                   ----------------------------
Sections 5.6 and 5.7 hereof, nothing in this Agreement shall confer any rights or remedies upon any person other than the parties hereto.

     Section 8.2.  Entire Agreement.  This Agreement constitutes the entire
                   ----------------
Agreement among the parties with respect to the subject matter hereof and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, with respect to the subject matter hereof.

     Section 8.3.  Succession and Assignment.  This Agreement shall be binding
                   -------------------------
upon and inure to the benefit of the parties named herein and their respective successors. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties; provided, however, that Buyer may freely assign its rights to
               --------  -------
another wholly owned subsidiary of Parent without such prior written approval but no such assignment shall relieve Buyer of any of its obligations hereunder.

     Section 8.4.  Counterparts.  This Agreement may be executed in two or more
                   ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     Section 8.5.  Headings.  The section headings contained in this Agreement
                   --------
are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 8.6.  Governing Law.  This Agreement shall be governed by and
                   -------------
construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law thereof.

     Section 8.7.  Severability.  Any term or provision of this Agreement that
                   ------------
is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     Section 8.8.  Specific Performance.  Each of the parties acknowledges and
                   --------------------
agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other party shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

     Section 8.9.  Construction.  The language used in this Agreement shall be
                   ------------
deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     Section 8.10.  Non-Survival of Representations and Warranties and
                    --------------------------------------------------
Agreements.  The representations, warranties and agreements in this Agreement
----------
shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 7.1, as the case may be, except that (i) the agreements set forth in Articles I and VIII and Sections 5.4, 5.6 and 5.7 shall survive the Effective Time indefinitely and (ii) the agreements set forth in Sections 5.6, 5.7, 5.23 and 7.2 and in Article VIII shall survive the termination of this Agreement indefinitely.

     Section 8.11.  Certain Definitions.  For purposes of this Agreement, the
                    -------------------
terms "associate" and "affiliate" shall have the same meaning as set forth in Rule l2b-2 promulgated under the Exchange Act, and the term "person" shall mean any individual, corporation, partnership (general or limited), limited liability company, limited liability partnership, trust, joint venture, joint-stock company, syndicate, association, entity, unincorporated organization or government or any political subdivision, agency or instrumentality thereof.

     Section 8.12.  Fees and Expenses.  Each party hereto shall pay its own
                    -----------------
costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

          Section 8.13.  Notices.  All notices, requests, claims, demands and
                         -------
other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses, or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.13:

     If to Parent or Buyer:

                      Sprint Corporation
                      2330 Shawmee Mission Parkway
                      Westwood, Kansas 66205
                      Telecopier:  (913) 624-8426
                      Attention: President

     with a copy to:

                      Sprint Corporation
                      2330 Shawmee Mission Parkway
                      Westwood, Kansas 66205
                      Telecopier:  (913) 624-8426

                      Attention: J. Richard Devlin

     with a copy to:

                      King & Spalding
                      191 Peachtree Street
                      Atlanta, Georgia 30303
                      Telecopier:  (404) 572-5100
                      Attention:   Bruce N. Hawthorne, Esq.

     If to the Company:

                      People's Choice TV Corp.
                      2 Corporate Drive
                      Shelton, Connecticut 06484
                      Telecopier:  (203) 925-6250
                      Attention:   Matthew Oristano
                                   Donald Olander

     with a copy to:

                      Willkie Farr & Gallagher
                      787 Seventh Avenue
                      New York, New York 10019
                      Telecopier:  (212) 728-8111
                      Attention:   Mario M. Cuomo
                                   Daniel D.  Rubino

     Section 8.14.  Control.  Buyer has not exercised and shall not exercise any
                    -------
control of the Company or the FCC Licenses held by the Company or the Alda Companies prior to the Closing and the grant of the necessary approvals by the FCC.

     IN WITNESS WHEREOF, the Company, Parent and Buyer and have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                        PEOPLE'S CHOICE TV CORP.


                                        By: /s/ Matthew Oristano
                                            -----------------------------
                                           Name: Matthew Oristano
                                                 ------------------------
                                           Title: Chairman
                                                  -----------------------


                                        SPRINT CORPORATION

                                        By: /s/ Theodore H. Schell
                                            -----------------------------
                                           Name: Theodore H. Schell
                                                 ------------------------
                                           Title: Sr. Vice President
                                                  -----------------------



                                        MM ACQUISITION CORP.

                                        By: /s/ Theodore H. Schell
                                            -----------------------------
                                           Name: Theodore H. Schell
                                                 ------------------------
                                           Title: Sr. Vice President
                                                  -----------------------